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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        ALLIANCE CAPITAL MANAGEMENT L.P.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 13-40364930
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

      1345 Avenue of the Americas
               New York, NY                                 10105
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act    securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),     and is effective pursuant to General Instruction A.(d),
please check the following box. [ ]                         please check the following box. [X]


Securities Act registration statement file number to which this form relates: 333-84477
                                                                              (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class               Name of Each Exchange on Which
     to be so Registered               Each Class is to be Registered
     -------------------               ------------------------------
             None                                   None


Securities to be registered pursuant to Section 12(g) of the Act:

                               (Title of Class)
                                --------------
                 Alliance Capital Limited Partnership Interests


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Item 1: Description of Registrant's Securities to be Registered

     The descriptions under the headings "Description of Alliance Capital
Units" and "Comparison of Unitholder Rights" relating to the Registrant's
Limited Partnership Interests in the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4 (Registration No.
333-84477) filed with the Securities and Exchange Commission on August 3, 1999, as amended, are incorporated herein by reference.

Item 2: Exhibits

     The following exhibits have been filed with the Securities and Exchange
Commission:

     2.1. Amended and Restated Certificate of Limited Partnership dated
          October 29, 1999 of Alliance Capital Management L.P. (formerly
          Alliance Capital Management L.P. II).

     2.2  Amended and Restated Agreement of Limited Partnership dated October
          29, 1999 of Alliance Capital Management L.P. (formerly Alliance
          Capital Management L.P. II) (incorporated by reference to Exhibit
          (a)(3) to the Form 10-Q for the quarterly period ended September 30, 1999 of Alliance Capital Management Holding L.P. (formerly Alliance
          Capital Management L.P.) filed on November 15, 1999).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  Alliance Capital Management L.P.

                                  By: Alliance Capital Management Corporation,
                                        its General Partner


                                  By: /s/ David R. Brewer, Jr.
                                     ------------------------------------------
                                     Name:  David R. Brewer, Jr.
                                     Title: Senior Vice President and
                                            General Counsel

Date: March 15, 2000


                               INDEX TO EXHIBITS

Exhibit No.                                   Description
-----------                                   -----------
   2.1         Amended and Restated Certificate of Limited Partnership dated
               October 29, 1999 of Alliance Capital Management L.P. (formerly
               Alliance Capital Management L.P. II).

   2.2         Amended and Restated Agreement of Limited Partnership dated
               October 29, 1999 of Alliance Capital Management L.P. (formerly
               Alliance Capital Management L.P. II) (incorporated by reference to Exhibit (a)(3) to the Form 10-Q for the quarterly period ended
               September 30, 1999 of Alliance Capital Management Holding L.P.
               (formerly Alliance Capital Management L.P.) filed on November 15,
               1999).

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